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
                                                                                                    Exhibit 99.3

                                              ALLEGIANT BANCORP, INC.
                                        INTERIM PERIOD FINANCIAL STATEMENTS


ALLEGIANT BANCORP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

                                                                  June 30,                            June 30,
                                                                    2001           December 31,         2000
                                                                (Unaudited)           2000          (Unaudited)
                                                                ------------      -------------     ------------
                                                                (Dollars in thousands, except per share amounts)
ASSETS:
Cash and due from banks...................................      $     30,168      $      30,942     $     22,042
Federal funds sold and overnight investments..............             8,964             16,201              320
Investment securities:
   Available-for-sale (at estimated market value).........           157,807            129,096           54,394
   Held-to-maturity (estimated market value of
     $4,580, $5,207 and $6,399, respectively).............             4,618              5,200            6,574
Loans, net of allowance for loan losses of
   $12,368, $11,433 and $9,580, respectively..............           872,217            802,538          694,185
Loans held for sale.......................................            16,739             88,983                -
Premises and equipment ...................................            19,219             18,487            9,809
Accrued interest and other assets ........................            36,944             33,446           28,609
Cost in excess of fair value of net assets acquired.......            10,300             10,831           11,249
                                                                ------------      -------------     ------------
     Total assets.........................................      $  1,156,976      $   1,135,724     $    827,182
                                                                ============      =============     ============

LIABILITIES AND SHAREHOLDERS' EQUITY:
Deposits:
   Non-interest bearing...................................      $     89,571      $      86,012     $     65,925
   Interest bearing.......................................           681,498            693,362          510,958
   Certificates of deposit of $100,000 or more............           100,741             78,710           62,523
                                                                ------------      -------------     ------------
Total deposits............................................           871,810            858,084          639,406
                                                                ------------      -------------     ------------
Short-term borrowings.....................................            95,739            126,262           86,490
Long-term debt............................................            83,534             48,689           30,860
Guaranteed preferred beneficial interest in
   subordinated debentures................................            17,250             17,250           17,250
Accrued expenses and other liabilities....................             4,531              7,633            4,084
                                                                ------------      -------------     ------------
     Total liabilities....................................         1,072,864          1,057,918          778,090
                                                                ------------      -------------     ------------

Shareholders' equity:
   Common Stock, $0.01 par value - authorized 20,000,000
     shares; issued 8,976,306 shares, 8,897,111 shares
     and 6,072,587 shares, respectively...................                95                 94               66
   Capital surplus........................................            61,371             60,798           42,373
   Retained earnings......................................            20,545             16,195           13,058
   Accumulated other comprehensive income (loss)..........             2,101                719             (790)
   Treasury stock, at cost, 0 shares,
     0 shares and 554,775 shares, respectively............                 -                  -           (5,615)
                                                                ------------      -------------     ------------
   Total shareholders' equity.............................            84,112             77,806           49,092
                                                                ------------      -------------     ------------
     Total liabilities and shareholders' equity...........      $  1,156,976      $   1,135,724     $    827,182
                                                                ============      =============     ============

See Notes to Condensed Consolidated Financial Statements.

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
ALLEGIANT BANCORP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

                                                                  Three Months Ended               Six Months Ended
                                                                       June 30,                        June 30,
                                                            -----------------------------    -----------------------------
                                                                2001             2000            2001             2000
                                                            -------------   -------------    -------------   -------------
                                                                   (In thousands, except share and per share data)
Interest income:
   Interest and fees on loans.............................  $      18,693   $      16,085    $      38,329   $      30,683
   Investment securities..................................          2,469             938            4,864           1,874
   Federal funds sold and overnight investments...........            359               6              808              41
                                                            -------------   -------------    -------------   -------------
Total interest income.....................................         21,521          17,029           44,001          32,598
                                                            -------------   -------------    -------------   -------------

Interest expense:
   Interest on deposits...................................          9,919           7,233           20,604          13,677
   Interest on short-term borrowings......................          1,448           1,462            3,020           2,526
   Interest on long-term debt.............................            986             407            1,746             857
   Interest on guaranteed preferred beneficial
     interest in subordinated debentures..................            442             442              885             885
                                                            -------------   -------------    -------------   -------------
Total interest expense....................................         12,795           9,544           26,255          17,945
                                                            -------------   -------------    -------------   -------------

Net interest income.......................................          8,726           7,485           17,746          14,653
Provision for loan losses.................................            850             850            1,700           1,565
                                                            -------------   -------------    -------------   -------------
Net interest income after provision
   for loan losses........................................          7,876           6,635           16,046          13,088
                                                            -------------   -------------    -------------   -------------

Other income:
   Service charges and other fees.........................            992             760            1,947           1,380
   Net gain on sale of securities.........................            383             137              915             173
   Other income...........................................          1,994             714            3,264           1,307
                                                            -------------   -------------    -------------   -------------
Total other income........................................          3,369           1,611            6,126           2,860
                                                            -------------   -------------    -------------   -------------

Other expenses:
   Salaries and employee benefits.........................          3,903           2,868            7,499           5,379
   Occupancy and furniture and equipment..................            999             700            2,040           1,604
   Other operating expenses...............................          2,049           2,008            3,945           3,523
                                                            -------------   -------------    -------------   -------------
Total other expenses......................................          6,951           5,576           13,484          10,506
                                                            -------------   -------------    -------------   -------------

Income before income taxes................................          4,294           2,670            8,688           5,442
Provision for income taxes................................          1,490           1,084            3,323           2,221
                                                            -------------   -------------    -------------   -------------

Net income................................................  $       2,804   $       1,586    $       5,365   $       3,221
                                                            =============   =============    =============   =============

Per share data:
   Net Income
     Basic................................................  $        0.31   $        0.26    $        0.60   $        0.53
     Diluted..............................................           0.31            0.26             0.60            0.52

   Weighted average common shares outstanding:
     Basic................................................      8,912,501       6,072,588        8,868,572       6,106,169
     Diluted..............................................      8,977,700       6,094,261        8,932,375       6,138,101

See Notes to Condensed Consolidated Financial Statements
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
ALLEGIANT BANCORP, INC.
CONDENSED CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY (UNAUDITED)

                                                                              Accumulated
                                                                                 Other         Total
                                        Common      Capital     Retained     Comprehensive  Shareholders'   Comprehensive
                                         Stock      Surplus     Earnings         Income        Equity          Income
                                       --------    ---------    --------     -------------  -------------   -------------
Balance December 31, 2000............. $     94    $  60,798    $ 16,195       $     719      $  77,806
Net income............................        -            -       5,365               -          5,365       $   5,365
Change in net unrealized gains
   on available-for-sale securities...        -            -           -           1,382          1,382           1,382
                                                                                                              ---------
Comprehensive income..................        -            -           -               -              -       $   6,747
                                                                                                              =========
Issuance of common stock..............        2        1,494           -               -          1,496
Merger-related recapitalization.......       (1)        (921)          -               -           (922)
Dividends.............................        -            -      (1,015)              -         (1,015)
                                       --------    ---------    --------       ---------      ---------
Balance June 30, 2001................. $     95    $  61,371    $ 20,545       $   2,101      $  84,112
                                       ========    =========    ========       =========      =========

Reclassification adjustments:
   Unrealized gains on
     available-for-sale securities....                                         $   2,297
   Less:
     Reclassification adjustment for
       gains realized included in
       net income.....................                                               915
                                                                               ---------
   Net unrealized gains on
     available-for-sale securities....                                         $   1,382
                                                                               =========


See Notes to Condensed Consolidated Financial Statements
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
ALLEGIANT BANCORP, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

                                                                             Six Months Ended
                                                                                 June 30,
                                                                     --------------------------------
                                                                         2001                2000
                                                                     -------------      -------------
                                                                              (In thousands)
OPERATING ACTIVITIES:
   Net income.....................................................   $       5,365      $       3,221
   Adjustments to reconcile net income to
     net cash provided by operating activities:
       Depreciation and amortization..............................           1,435              1,298
       Provision for loan losses..................................           1,700              1,565
       Net realized gains on securities available-for-sale........            (915)              (173)
       Net gain on sale of mortgage loans.........................             (20)                 -
       Other changes in assets and liabilities:
         Accrued interest receivable and other assets.............           1,322               (911)
         Accrued expenses and other liabilities...................          (3,102)             1,020
                                                                     -------------      -------------
         Cash provided by operating activities....................           5,785              6,020
                                                                     -------------      -------------

INVESTING ACTIVITIES:
   Merger-related recapitalization related to the acquisition
     of Equality Bancorp..........................................            (922)                 -
   Proceeds from maturities of securities held-to-maturity........             582              5,594
   Purchase of investment securities held-to-maturity.............               -               (500)
   Proceeds from maturities of securities available-for-sale......          35,778              2,590
   Proceeds from sales of securities available-for-sale...........           5,127              8,066
   Purchase of investment securities available-for-sale...........         (66,576)           (15,803)
   Loans made to customers, net of repayments.....................         (66,547)           (88,874)
   Proceeds from sale of mortgage loans...........................          67,432                  -
   Purchase of bank-owned life insurance..........................          (5,506)           (15,249)
   Additions to premises and equipment............................          (1,693)              (736)
                                                                     -------------      -------------
         Cash used in investing activities........................         (32,325)          (104,912)
                                                                     -------------      -------------

FINANCING ACTIVITIES:
   Net increase in deposits.......................................          13,726             90,940
   Net increase (decrease) in short-term borrowings...............         (30,523)               629
   Net increase in long-term debt.................................          35,000              5,000
   Repayment of long-term debt....................................            (155)                 -
   Proceeds from issuance of common stock.........................           1,496                  -
   Repurchase of common stock.....................................               -             (1,439)
   Payment of dividends...........................................          (1,015)              (645)
                                                                     -------------      -------------
         Cash provided by financing activities....................          18,529             94,485
                                                                     -------------      -------------

   Net decrease in cash and cash equivalents......................          (8,011)            (4,407)
   Cash and cash equivalents, beginning of period.................          47,143             26,769
                                                                     -------------      -------------
   Cash and cash equivalents, end of period.......................   $      39,132      $      22,362
                                                                     =============      =============

See Notes to Condensed Consolidated Financial Statements.

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ALLEGIANT BANCORP, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Basis of Presentation

     The accompanying condensed consolidated financial statements include the accounts of Allegiant Bancorp, Inc. and our subsidiaries. The terms "Allegiant," "company," "we" and "our" as used in this report refer to Allegiant Bancorp, Inc. and our subsidiaries as a consolidated entity, except where it is made clear that it means only the parent holding company. Also, sometimes we refer to Allegiant Bank, our bank subsidiary, as the "bank."

     The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three-month and six-month periods ended June 30, 2001 are not necessarily indicative of the results that may be expected for the year ending December 31, 2001.

     The balance sheet at December 31, 2000 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

     For further information, refer to the consolidated financial statements and footnotes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2000.

Comprehensive Income

     During the second quarter of 2001 and 2000, total comprehensive income amounted to $2.8 million and $1.6 million, respectively. Year-to-date comprehensive income for the first half of 2001 and 2000 was $6.7 million and $3.2 million, respectively.

Acquisitions

     In November 2000, we acquired Equality Bancorp. Equality Bancorp was the parent company of Equality Savings Bank, a Missouri state-chartered savings bank headquartered in St. Louis with seven locations, primarily in the Southern half of the greater St. Louis, Missouri metropolitan area. We exchanged approximately 2.7 million shares of our common stock for all of the outstanding common stock of Equality Bancorp. At closing, Equality Bancorp reported total assets of $300 million.

     On April 30, 2001, we entered into a definitive agreement for a merger with Southside Bancshares Corp. ("Southside"). Southside is a bank holding company with four subsidiary banks in and around St. Louis, Missouri and at June 30, 2001, reported consolidated total assets of $775 million. The merger, which is subject to shareholder and regulatory approval, is expected to close late in the third quarter or early in the fourth quarter of this year. Under the terms of the agreement, Southside shareholders will receive cash in the amount of $14 for 50% of their shares and 1.39 shares of the surviving company for each share of Southside stock for the other 50% of their common shares. Each Southside shareholder will be entitled to elect the

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form of consideration to be received, subject to proration of the oversubscribed pool of consideration. Under the terms of the agreement, we expect to exchange a total of approximately 5.8 million shares of the surviving company common stock plus $59 million in cash for all of the outstanding common stock of Southside. In order to finance the cash consideration to be paid in the merger and related costs of approximately $6 million, we intend, immediately prior to the effective time of the merger, to issue approximately $30 to $35 million of trust preferred securities and to borrow up to $35 million from a bank.

     The merger with Southside will be accounted for in accordance with Statements of Accounting Standards No. 141, Business Combinations and No. 142, Goodwill and Other Intangible Assets, which are discussed under "Recently Issued Accounting Standards."

Derivative Financial Instruments.

     Our Company uses off-balance sheet derivatives as part of the overall asset and liability management process and to manage risk related to changes in interest rates. These financial derivatives consist of interest rate swaps.

     As of January 1, 2001, we adopted Financial Accounting Standards Board Statement No. 133, Accounting for Derivative Instruments and Hedging Activities, which was issued in June 1998, and its amendments, Statement 137, Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB Statement No. 133 and Statement 138, Accounting for Derivative Instruments and Certain Hedging Activities issued in June 1999 and June 2000, respectively (collectively referred to as "Statement 133"). The adoption of Statement 133 is applicable to our derivative financial instruments which include five interest rate swap contracts. The interest rate swaps hedge certificate of deposits (CD's) and are matched with the CD's as to final maturity, interest payment dates and call features. The interest rate swaps are a floating pay-fixed instrument and as such, they convert the fixed rate payment on the CD's to a floating rate and thus hedge the fair value of the CD's from changes in interest rates.

     Upon adoption of Statement 133, the cumulative effect of an accounting change in an amount equal to the accounting effects of the statement as of the beginning of the fiscal year was immaterial.

     During the three-month and six-month periods ended June 30, 2001, our Company recorded the effects of the ineffectiveness of all hedge transactions as part of the income statement line pertaining to each item. The after-tax effect of the changes was immaterial to our June 30, 2001 consolidated financial statements.

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Recently Issued Accounting Standards

     Statement of Financial Accounting Standards No. 140 ("SFAS 140"), Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, was issued September 2000 and provides accounting and reporting standards for transfers and servicing of financial assets and extinguishments of liabilities. SFAS 140 is effective for transfers and servicing of financial assets and extinguishments of liabilities after March 31, 2001. Also, it is effective for recognition and reclassification of collateral and for disclosures relating to securitization transactions and collateral for fiscal years ending after December 15, 2000. Management has not yet quantified the effect, if any, of this new standard on the consolidated financial statements.

     In June 2001, the Financial Accounting Standards Board issued Statements of Financial Accounting Standards No. 141, Business Combinations, and No. 142, Goodwill and Other Intangible Assets, effective for fiscal years beginning after December 15, 2001. Under the new rules, goodwill and intangible assets deemed to have indefinite lives will no longer be amortized but will be subject to impairments tests in accordance with the Statements. Other intangible assets will continue to be amortized over their useful lives.

     The Company will apply the new rules on accounting for goodwill and other intangible assets beginning in the first quarter of 2002. Application of the nonamortization provisions of the Statement is expected to result in an increase in net income of $948,000 ($0.11 per share) per year. During 2002, the Company will perform the first of the required impairment tests of goodwill and indefinite lived intangible assets as of January 1, 2002 and has not yet determined what the effect of those tests will be on the earnings and financial position of the Company.


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